Exhibit 23.1

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
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www.sealebeers.com


         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
         --------------------------------------------------------


We consent to the use, in the Post-Effective Amendment to registration statement on Form S-1, of Tone in Twenty, of our report dated December 9, 2009 on our audit of the financial statements of Tone in Twenty as of August 31, 2009 and 2008 (restated), the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended August 31, 2009 and 2008 (restated), and from inception on August 4, 2006 through August 31, 2009 (restated), and the reference to us under the caption "Experts."


/s/ Seale and Beers, CPAs
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    Seale and Beers, CPAs
    Las Vegas, Nevada
    December 9, 2009


         Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
             50 S. Jones Blvd Suite 202 Las Vegas, NV 89107
                Phone: (888)727-8251 Fax: (888)782-2351

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